                                                                  EXHIBIT 10.33

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              DATATEC SYSTEMS, INC.

                                       AND

                               CISCO SYSTEMS, INC.

                                NOVEMBER 2, 2001

                              DATATEC SYSTEMS, INC.

                            STOCK PURCHASE AGREEMENT

            This Stock Purchase  Agreement (the  "Agreement")  is made as of the
2nd day of November,  2001,  by and between  Datatec  Systems,  Inc., a Delaware corporation (the "Company"),  and Cisco Systems,  Inc., a California corporation
(the "Purchaser").

            The parties hereby agree as follows:

            1. PURCHASE AND SALE OF COMMON STOCK.

               1.1. SALE AND ISSUANCE OF COMMON STOCK.  Subject to the terms and conditions of this  Agreement,  the Purchaser  agrees to purchase at the Closing and the Company  agrees to sell and issue to the  Purchaser at the  Closing,  an aggregate  of  1,021,382  shares of Common  Stock of the Company in exchange for
100,000 shares of Series A Preferred Stock (the "eDeploy Stock") of eDeploy.com,
Inc., a Delaware  corporation and subsidiary of the Company (the  "Subsidiary").
The  1,021,382  shares of Common  Stock of the Company  issued to the  Purchaser pursuant to the terms of this Agreement shall be hereinafter  referred to as the
(the "Datatec Stock").

               1.2. CLOSING; DELIVERY.

               (a) The purchase  and sale of the Datatec  Stock shall take place at the offices of Brobeck,  Phleger & Harrison LLP, Two Embarcadero  Place, 2200
Geng Road, Palo Alto, California,  at 10:00 a.m. on November 2, 2001, or at such other time and place as the  Company  and the  Purchaser  mutually  agree  upon, orally or in writing (which time and place are designated as the "Closing").

               (b) At or promptly  after the Closing,  the Company shall deliver to Purchaser a certificate  representing  the Datatec Stock, and Purchaser shall deliver to the Company a  certificate  (and  accompanying  stock power signed in blank)  representing  the  eDeploy  Stock  being  transferred  to the Company in consideration for the Datatec Stock.

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser  that,  except as set forth on the Schedule of Exceptions attached hereto as Exhibit A (the "Schedule of Exceptions"), which exceptions  shall be  deemed to be  representations  and  warranties  as if made hereunder:

               2.1. ORGANIZATION,  GOOD STANDING AND QUALIFICATION.  The Company
and each of its subsidiaries is a corporation  duly organized,  validly existing and in good  standing  under the laws of the State of Delaware  and the State of
New  Jersey,  as the case may be,  and has all  requisite  corporate  power  and authority to carry on its business.  The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be qualified to transact  business,  except where the failure to so qualify would not have a material  adverse effect on the business, operations,  affairs or condition of the Company and its subsidiaries, and their respective properties or assets, taken as a whole.

               2.2.  CAPITALIZATION.  The  authorized  capital  of  the  Company consists,  or will  consist,  immediately  prior to the Closing,  of  75,000,000 shares of Common Stock,  33,861,869  shares of which are issued and  outstanding immediately  prior to the Closing and 4,000,000 shares of Preferred Stock,  none of which are issued or outstanding  immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are  nonassessable,  and were issued in  compliance  with all applicable federal and state securities law.

               (b) The Company has reserved 3,000,000 shares of Common Stock for issuance  to  officers,  directors,  employees  and  consultants  of the Company pursuant to its 2000 Stock  Option Plan duly  adopted by the Board of  Directors and approved by the Company's  shareholders  (the "Datatec Stock Plan"). Of such reserved shares of Common Stock,  1,736,434 options to purchase shares of Common
Stock are currently  outstanding under the Datatec Stock Plan,  1,263,566 shares of Common Stock remain  available for grant  pursuant to the Datatec Stock Plan, and no options have been exercised and converted into shares of Common Stock.

               (c)  Except as set forth in  Section  2.2(c) of the  Schedule  of
Exceptions,  there  are no  outstanding  options,  warrants,  rights  (including conversion or preemptive  rights and rights of first refusal or similar  rights)
or agreements,  orally or in writing,  for the purchase or acquisition  from the
Company of any shares of its capital stock or other securities.

               (d) As of  immediately  prior  to  the  Closing,  the  authorized capital of the Subsidiary  consists of 3,000,000 shares of Common Stock, none of which are issued and outstanding  immediately prior to the Closing,  and 100,000 shares of Preferred Stock, all of which are outstanding and designated as shares of Series A Preferred Stock.  All of the outstanding  shares of Common Stock and
Preferred Stock have been duly authorized and validly issued, are fully paid and are nonassessable, and were issued in compliance with all applicable federal and state securities law. The Subsidiary has reserved a sufficient  number of shares of Common Stock for issuance upon conversion of the shares of Series A Preferred
Stock,  and upon  such  conversion,  the  shares of  Common  Stock  will be duly authorized, validly issued, fully paid and nonassessable.

               (e) The Subsidiary has reserved  1,000,000 shares of Common Stock for issuance to officers,  directors,  employees and  consultants of the Company pursuant to its 2000 Stock  Option Plan duly  adopted by the Board of  Directors and approved by the Company's  shareholders  (the "eDeploy Stock Plan"). Of such reserved  shares of Common Stock,  361,667  options to purchase shares of Common
Stock are currently  outstanding under the eDeploy Stock Plan, 405,000 shares of
Common Stock remain  available for grant pursuant to the eDeploy Stock Plan, and no options have been exercised and converted into shares of Common Stock. A true and  complete  copy of the  eDeploy  Stock Plan has been made  available  to the
Purchaser.

               (f) Except for the conversion privileges of the eDeploy Stock and options  issued or issuable  pursuant to the  eDeploy  Stock Plan,  there are no outstanding options, warrants, rights (including conversion or preemptive rights and  rights of first  refusal or similar  rights)  or  agreements,  orally or in writing,  for the purchase or  acquisition  from the Subsidiary of any shares of its capital stock or other securities.

               2.3.  SUBSIDIARIES.  Except  as set forth on  Section  2.3 of the
Schedule of Exceptions,  the Company does not currently own or control, directly or  indirectly,  any interest in any other  corporation,  association,  or other entity.  Except for shares of Common  Stock of the  Subsidiary  issued  upon the exercise  of  options  of the  Subsidiary  and  the  eDeploy  Stock,  all of the
outstanding  shares of capital stock of the  Subsidiary are owned by the Company free and  clear of all  liens,  pledges,  security  interests,  rights  of first refusal or other encumbrances of any kind.

               2.4.  AUTHORIZATION.  All  corporate  action  on the  part of the
Company,   its   officers,   directors  and   shareholders   necessary  for  the
authorization,  execution and delivery of this  Agreement,  the Investor  Rights
Agreement,  in the form  attached  hereto  as  Exhibit B (the  "Investor  Rights
Agreement"  and  collectively  with  this  Agreement,  the  "Agreements"),   the
performance of all  obligations of the Company  hereunder and thereunder and the authorization, issuance and delivery of the Datatec Stock has been taken or will be taken prior to the Closing,  and the Agreements,  when executed and delivered by the Company,  shall constitute  valid and legally binding  obligations of the
Company,  enforceable  against the Company in accordance with their terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent  conveyance,  and other similar laws of general application affecting enforcement of creditors' rights  generally,  as limited by laws relating to the availability  of specific  performance,  injunctive  relief,  or other equitable remedies, or (ii) to the extent the indemnification  provisions contained in the
Investor  Rights  Agreement  may be  limited  by  applicable  federal  or  state securities laws.

               2.5.  VALID  ISSUANCE OF COMMON STOCK.  The Datatec Stock that is being issued to the  Purchaser  hereunder,  when issued,  sold and  delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized and validly  issued,  fully paid and  nonassessable  and free of restrictions  on  transfer  other  than  restrictions  on  transfer  under  this
Agreement and applicable  state and federal  securities laws. Based in part upon the  representations  of the  Purchaser  in this  Agreement  and  subject to the provisions of Section 2.6 below,  the Datatec Stock will be issued in compliance with all applicable federal and state securities laws.

               2.6.  GOVERNMENTAL  CONSENTS.  No  consent,  approval,  order  or authorization of, or registration,  qualification,  designation,  declaration or filing with, any federal,  state or local governmental  authority on the part of the  Company or any of its  subsidiaries  is  required  in  connection  with the consummation of the  transactions  contemplated  by this  Agreement,  except for filings pursuant to Section 25102(f) of the California  Corporate Securities Law
of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities
Act").

               2.7.  LITIGATION.  Except  as set  forth  on  Section  2.7 of the
Schedule of Exceptions,  there is no action,  suit,  proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its  subsidiaries  that  questions the validity of any of the  Agreements or the right  of  the  Company  to  enter  into  any  of  them,  or to  consummate  the transactions  contemplated hereby or thereby, or that would be reasonably likely to result,  either  individually  or in the aggregate,  in any material  adverse changes in the business,  operations,  assets, results,  condition or affairs of the Company and its subsidiaries, taken as a whole, financially or otherwise, or any change in the current equity ownership or  capitalization  of the Company or any of its  subsidiaries,  nor is the Company  aware that there is any basis for the foregoing.  The foregoing includes,  without limitation,  actions pending or threatened  (or any basis  therefor  known to the Company)  involving  the prior employment of any information or techniques allegedly  proprietary to any former employers,  or their  obligations  under any  agreements  with prior  employers.
Neither  the Company  nor any of its  subsidiaries  is a party or subject to the provisions of any order,  writ,  injunction,  judgment or decree of any court or government agency or instrumentality.  There is no action,  suit,  proceeding or investigation  by the Company or any of its  subsidiaries  currently  pending or which the Company or any of its subsidiaries intends to initiate.

               2.8. INTELLECTUAL PROPERTY. Except as set forth in Section 2.8 of the  Schedule of  Exceptions,  the Company and its  subsidiaries  own all right, title and  interest in and to, free and clear of all liens or  encumbrances,  or possesses sufficient legal rights to all patents,  patent  applications,  patent disclosures,  inventions,  trademarks,  service marks,  tradenames,  trade dress
logos,  corporate  names,   copyrights,   copyrightable  works,  trade  secrets,
licenses, information, computer software, data, databases and proprietary rights and  processes and  registrations  and  applications  for  registration  thereof
("Intellectual  Property Rights")  necessary for the conduct of their respective businesses  as presently  conducted  and as  presently  proposed to be conducted without any conflict with, or infringement of, the rights of others.  No loss or expiration of any  Intellectual  Property Right or related group of Intellectual
Property Rights owned or used by the Company or any of its  subsidiaries  is, to
the  best  of  the  Company's  knowledge,   threatened,  pending  or  reasonably
foreseeable.  The  Company  and each of its  subsidiaries  has taken all actions reasonably  necessary to maintain and protect the  Intellectual  Property Rights which it owns.  Neither the Company nor any of its subsidiaries has received any communications alleging that the Company or any of its subsidiaries has violated or, by conducting its business,  would violate any of the Intellectual  Property
Rights of any other person or entity and to the Company's  knowledge,  there are no valid  grounds for the same.  The Company is not aware that any of its or its subsidiaries'  employees is obligated  under any contract  (including  licenses, covenants or  commitments of any nature) or other  agreement,  or subject to any judgment,  decree or order of any court or  administrative  agency,  that  would interfere with the use of such  employee's  best efforts to promote the interest of the Company or that would conflict with the business of the Company or any of its subsidiaries.  Neither the execution or delivery of this Agreement,  nor the carrying on of the  business of the  Company or any of its  subsidiaries  by the employees  of the  Company or any of its  subsidiaries,  nor the  conduct of the business of the Company or any of its  subsidiaries  as proposed,  will,  to the
Company's  knowledge,  conflict  with  or  result  in a  breach  of  the  terms, conditions,  or  provisions  of, or  constitute a default  under,  any contract, covenant or  instrument  under which any such  employee  is now  obligated.  The
Company does not believe it is or will be necessary to use any inventions of any employees of the Company or any of its subsidiaries (or persons that any of them currently  intends to hire) made prior to their employment by the Company of the
Company or any of its subsidiaries.

               2.9. COMPLIANCE WITH OTHER INSTRUMENTS.

               (a)  Neither  the  Company  nor  any  of its  subsidiaries  is in violation or default of any provisions of its  Certificate of  Incorporation  or
Bylaws or in any material  respect of any  instrument,  judgment,  order,  writ, decree  or  contract  to which it is a party or by which it is bound  or, to its knowledge,  of any  provision of federal or state  statute,  rule or  regulation applicable to it. The execution,  delivery and performance of the Agreements and the  consummation of the  transactions  contemplated  hereby or thereby will not result in any such  violation  or be in  conflict  with or  constitute,  with or without  the  passage of time and giving of notice,  either a default  under any such provision,  instrument,  judgment,  order,  writ,  decree or contract or an event which results in the creation of any lien,  charge or encumbrance upon any assets of the Company or any of its subsidiaries.

               (b) To its  knowledge,  the Company and each of its  subsidiaries has avoided every  condition,  and has not performed any act, the  occurrence of which  would  result in the  Company's  or such  subsidiary's  loss of any right granted under any license, distribution agreement or other agreement.

               2.10. AGREEMENTS; ACTION.

               (a) Since the Balance Sheet Date (as defined below),  neither the
Company nor any of its subsidiaries  has (i) declared or paid any dividends,  or authorized or made any distribution  upon or with respect to any class or series of its capital  stock,  (ii)  incurred any  indebtedness  for money  borrowed or incurred any other  liabilities  individually in excess of $100,000 or in excess of  $300,000 in the  aggregate,  (iii) made any loans or advances to any person, other than ordinary  advances for travel  expenses,  or (iv) sold,  exchanged or otherwise  disposed  of any of its assets or rights,  other than the sale of its inventory in the ordinary course of business.

               (b) Neither the Company nor any of its subsidiaries is a party to or bound by any contract, agreement or instrument, or subject to any restriction under its  Certificate  of  Incorporation  (as  amended)  or Bylaws,  that would reasonably  be likely to result in a material  adverse  affect on its  business, operations, properties, results, or financial condition.

               (c) Neither the Company nor any of its  subsidiaries  has engaged in the past three (3) months in any  discussion (i) with any  representative  of any  entity  or  entities  regarding  the  merger of the  Company  or any of its subsidiaries  with or into  any  such  entity  or  entities  or  other  business combination,  (ii)  with any  representative  of any  corporation,  partnership, association  or other  business  entity or any  individual  regarding  the sale, conveyance or disposition of all or any substantial portion of the assets of the
Company  or any of its  subsidiaries  or a  transaction  or  series  of  related transactions in which more than 50% of the voting power of the Company or any of its  subsidiaries  would be disposed  of, or (iii)  regarding  any other form of
liquidation,   dissolution   or  winding  up  of  the  Company  or  any  of  its
subsidiaries.

               2.11. DISCLOSURE; CURRENT PUBLIC INFORMATION.

               (a)  The  Company  has  fully   provided   Purchaser   with  such
information  that the Purchaser has  requested  deciding  whether to acquire the
Datatec  Stock and all  information  that the  Company  believes  is  reasonably necessary to enable the Purchaser to make such a decision.  No representation or warranty of the Company  contained in this  Agreement and the exhibits  attached hereto,  any  certificate  furnished  or to be  furnished  to  Purchaser  at the
Closing,  contains any untrue  statement of a material  fact or omits to state a material  fact  necessary in order to make the  statements  contained  herein or therein not misleading in light of the circumstances under which they were made.

               (b) The Company has filed each  report,  registration  statement, definitive  proxy  statement,  and other filing  (including any exhibits to such filings)  required to be filed with the Securities and Exchange  Commission (the
"SEC")  by  the  Company  since  December  31,  2000  (collectively,   the  "SEC
Documents").  As of their respective filing dates, the SEC Documents complied in all material  respects with the  requirements of the Securities  Exchange Act of
1934, as amended (the "Exchange  Act"),  and the Securities Act. None of the SEC
Documents,  and no press release  issued by the Company since December 31, 2000, contained any untrue statement of a material fact or omitted to state a material fact  required to be stated  therein or  necessary to make the  statements  made therein,  in light of the circumstances in which they were made, not misleading.
The financial statements of the Company,  including the notes thereto,  included in the SEC Documents  (the  "Financial  Statements")  complied as to form in all material respects with applicable accounting requirements and with the published rules and  regulations  of the SEC with respect  thereto as of their  respective dates,  and were  prepared in  accordance  with  generally  accepted  accounting principles  applied on a consistent basis throughout the periods covered thereby
(except as may be  indicated  in the notes  thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Financial Statements fairly present the consolidated  financial condition  and  results of  operations  of the  Company at the dates and for the periods  indicated  therein (subject,  in the case of unaudited  statements,  to normal, recurring year-end adjustments).

               2.12.  NO  CONFLICT OF  INTEREST.  Except as set forth on Section
2.12  of  the  Schedule  of  Exceptions,  neither  the  Company  nor  any of its subsidiaries  is  indebted,  directly or  indirectly,  to any of its officers or directors or to their respective  spouses or children,  in any amount whatsoever other than in connection  with expenses or advances of expenses  incurred in the ordinary  course  of  business  or  relocation  expenses  of  employees.  To the
Company's knowledge,  none of the officers or directors of the Company or any of its subsidiaries,  or any members of their immediate families,  are, directly or indirectly,  indebted to the Company or any of its  subsidiaries  (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership  interest in any firm or corporation  with which the Company or any of its  subsidiaries  is  affiliated  or  with  which  the  Company  or  any of its subsidiaries  has a  business  relationship,  or any firm or  corporation  which competes  with the  Company or any of its  subsidiaries  except  that  officers, directors and/or shareholders of the Company and any of its subsidiaries may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly  traded  company  that  may  compete  with  the  Company  or any of its subsidiaries.  To the Company's knowledge,  none of the officers or directors of the  Company  or any  members  of their  immediate  families  are,  directly  or indirectly,  interested in any material  contract with the Company or any of its subsidiaries.  Neither the Company nor any of its subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               2.13.  RIGHTS  OF  REGISTRATION  AND  VOTING  RIGHTS.  Except  as
contemplated  in the Investor Rights  Agreement,  the Company has not granted or agreed to grant any registration  rights,  including  piggyback  rights,  to any person or entity. To the Company's knowledge,  no shareholder of the Company has entered into any agreements  with respect to the voting of capital shares of the
Company.

               2.14.  TITLE TO  PROPERTY  AND  ASSETS.  Except  as set  forth on
Section  2.14  of the  Schedule  of  Exceptions,  the  Company  and  each of its subsidiaries  owns its  property  and  assets  free and clear of all  mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary  course of business and do not  materially  impair the Company's or such subsidiary's  ownership or use of such property or assets.  With respect to the property and assets it leases,  the Company and each of its  subsidiaries is in compliance  with such leases and, to its knowledge,  holds a valid  leasehold interest free of any liens, claims or encumbrances.

               2.15.  NO  UNDISCLOSED  LIABILITIES.  Except  as set forth in the
Financial  Statements,  neither the Company nor any of its  subsidiaries has any material  liabilities,  contingent  or  otherwise,  other  than (i)  liabilities incurred in the ordinary  course of business  subsequent to the date of the most recent balance sheet  contained in the Financial  Statements (the "Balance Sheet
Date") and (ii)  obligations  under  contracts and  commitments  incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial  Statements,  which,  in both cases, individually or in the aggregate are not material to the financial  condition or operating results of the Company and its subsidiaries taken as a whole.

               2.16.  CHANGES.  Except  as set  forth  on  Section  2.16  of the
Schedule of Exceptions, since the Balance Sheet Date, there has not been:

               (a) any change in the business,  operations, assets, liabilities, financial  condition  or operating  results of the Company and its  subsidiaries taken as a whole from that reflected in the Financial Statements, except changes in the  ordinary  course  of  business  that have not  been,  in the  aggregate, materially adverse;

               (b) any damage,  destruction  or loss,  whether or not covered by
insurance,   materially  and  adversely  affecting  the  business,   operations,
properties, or financial condition of the Company or any of its subsidiaries;

               (c)  any  waiver  or  compromise  by  the  Company  or any of its subsidiaries of a valuable right or of a material debt owed to it;

               (d)  any  satisfaction  or  discharge  of  any  lien,  claim,  or encumbrance  or  payment  of  any  obligation  by  the  Company  or  any  of its subsidiaries, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company and its subsidiaries taken as a whole;

               (e) any  material  change to a material  contract or agreement by which the Company or any of its subsidiaries or any of their  respective  assets is bound or subject;

               (f)  any  material   change  in  any   compensation   arrangement
(excluding option issuances) or agreement with any employee,  officer,  director or shareholder of the Company or any of its subsidiaries;

               (g) any sale, assignment or transfer of any patents,  trademarks, copyrights,  trade secrets or other  intangible  assets of the Company or any of its subsidiaries;

               (h) any  resignation  or termination of employment of any officer or key employee of the Company or any of its subsidiaries;  and the Company,  is not aware of any impending  resignation or termination of employment of any such officer or key employee;

               (i) any mortgage,  pledge, transfer of a security interest in, or lien, created by the Company or any of its subsidiaries,  with respect to any of its  material  properties  or  assets,  except  liens  for  taxes not yet due or payable;

               (j) any loans or  guarantees  made by the  Company  or any of its subsidiaries to or for the benefit of its employees,  officers or directors,  or any members of their  immediate  families,  other than travel advances and other advances made in the ordinary course of its business;

               (k)  any   declaration,   setting   aside  or  payment  or  other
distribution in respect to any of the capital stock of the Company or any of its
subsidiaries,  or  any  direct  or  indirect  redemption,   purchase,  or  other
acquisition of any of such stock by the Company or any of its subsidiaries;

               (l) to the Company's  knowledge,  any other event or condition of
any  character  that  might   materially  and  adversely  affect  the  business,
operations,  liabilities,  properties,  prospects or financial  condition of the
Company and its subsidiaries taken as a whole; or

               (m) any  arrangement  or  commitment by the Company or any of its
subsidiaries  to  do  any  of  the  things   described  in  this  Section  2.16.

               2.17. EMPLOYEE BENEFIT PLANS. Except as specified in Section 2.17 of the Schedule of Exceptions:

               (a) none of the employee benefit plans (as that phrase is defined in Section  3(3) of the Employee  Retirement  Income  Security  Act of 1974,  as
amended  ("ERISA"))  maintained or contributed to (or to which Company or any of its  subsidiaries  has any  obligation  to  contribute)  for the  benefit of any current or former  employee,  officer or  director  of the Company or any of its subsidiaries  ("Company  ERISA  Plans")  is a  "multiemployer  plan"  within the meaning of ERISA;

               (b) no other benefit or compensation plan, program or arrangement maintained or contributed to (or to which Company or any of its subsidiaries has any obligation to contribute) for the benefit of any current or former employee, officer or  director of the Company or any of its  subsidiaries  (Company  ERISA

Plans and such other plans being  referred  to as "Company  Plans")  promises or provides  retiree  health  benefits or retiree  life  insurance  benefits to any person;

               (c) none of the Company Plans  provides for payment of a benefit, the increase of a benefit  amount,  the payment of a  contingent  benefit or the acceleration  of the payment or vesting of a benefit by reason of the  execution of this Agreement or the consummation of the  transactions  contemplated by this
Agreement;

               (d) each  Company  ERISA  Plan  intended  to be  qualified  under
Section  401(a) of the Code has received a favorable  determination  letter from the IRS that it is so qualified and nothing has occurred  since the date of such letter that could  reasonably be expected to affect the qualified status of such
Company ERISA Plan;

               (e) each Company Plan has been  operated in  accordance  with its terms and the requirements of all applicable law, and no prohibited  transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred  with respect to any Company ERISA Plan;

               (f) neither the Company or any of its  subsidiaries or members of their  "controlled  group" has incurred any direct or indirect  liability  under
ERISA or the Code in connection  with the  termination  of,  withdrawal  from or failure to fund, any Company ERISA Plan or other retirement plan or arrangement, and no fact or event  exists that could  reasonably  be expected to give rise to any such liability;

               (g) the aggregate accumulated benefit obligations of each Company
ERISA  Plan  subject  to Title IV of  ERISA  (as of the date of the most  recent actuarial  valuation  prepared  for such  Company  ERISA  Plan and  based on the discount rate and other  actuarial  assumptions  used in such  valuation) do not exceed the fair market value of the assets of such Company ERISA Plan (as of the date of such valuation);

               (h) the  Company  is not  aware  of any  claims  relating  to the
Company Plans, other than routine claims for benefits; and

               (i) None of the  Company  Plans  provides  for  benefits or other participation  therein,  and  Company  has  received  no claims or  demands  for participation  in  or  benefits  under  any  Company  Plan,  by  any  individual classified or treated by the Company as an independent contractor.

               2.18.  TAX  RETURNS  AND  PAYMENTS.  The  Company and each of its subsidiaries  have filed all tax returns  and reports as required by law.  These returns and reports are true and correct in all material  respects.  The Company and each of its subsidiaries have paid all taxes and other assessments due.

               2.19.  INSURANCE.  The Company and its subsidiaries  have in full force and effect fire and casualty insurance  policies,  with extended coverage, sufficient  in amount  (subject  to  reasonable  deductibles)  to allow  them to replace any of their properties that might be damaged or destroyed.

               2.20.  LABOR  AGREEMENTS  AND  ACTIONS.  Except  as set  forth on
Section 2.20 of the Schedule of  Exceptions,  neither the Company nor any of its subsidiaries  is bound by or subject to (and none of their assets or  properties are bound by or subject to) any written or oral,  express or implied,  contract, commitment or arrangement with any labor union, and no labor union has requested or,  to the  knowledge  of the  Company,  has  sought  to  represent  any of the employees,  representatives or agents of the Company or any of its subsidiaries.
There is no strike or other labor  dispute  involving  the Company or any of its subsidiaries pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets,  properties,  financial condition, operating  results,  operations,  prospects  or  business of the Company and its subsidiaries  taken  as  a  whole,  nor  is  the  Company  aware  of  any  labor organization  activity  involving  employees  of  the  Company  or  any  of  its subsidiaries.  The employment of each officer and employee of the Company or any of its subsidiaries is terminable at the will of the Company or such subsidiary.
To its knowledge,  the Company and each of its  subsidiaries has complied in all material  respects  with all  applicable  state  and  federal  equal  employment opportunity  laws and with other laws related to employment.  No employee of the
Company or any of its  subsidiaries  has been  granted the right to any material compensation  following  termination  of  employment  with the  Company  or such subsidiary, as the case may be.

               2.21. CONFIDENTIAL AND PROPRIETARY  INFORMATION.  The Company and
the Subsidiary  have each taken such  reasonable and necessary  steps to protect its confidential and proprietary  information from its employees. No employee or contractor of the Company or the  Subsidiary  owns any  proprietary  information that the  Company or the  Subsidiary  believes is  necessary  for the conduct of their respective businesses.

               2.22.  PERMITS.   The  Company  and  its  subsidiaries  have  all
franchises,  permits,  licenses  and any  similar  authority  necessary  for the conduct of their respective  businesses,  the lack of which could materially and adversely  affect the  business,  operations,  liabilities,  operating  results, properties,  or financial condition of the Company and its subsidiaries taken as a whole.  Neither the Company nor any of its  subsidiaries  is in default in any material  respect  under  any of such  franchises,  permits,  licenses  or other similar authority.

               2.23. CORPORATE  DOCUMENTS.  The Certificate of Incorporation and
Bylaws, in each case as amended,  of the Company have been made available to the
Purchaser.  The copy of the  minute  books of the  Company  which  has been made available  to the  Purchaser's  counsel  contains  minutes  of all  meetings  of directors and  shareholders and all actions by written consent without a meeting by the directors and shareholders  since the date of incorporation  and reflects all actions by the directors (and any committee of directors)  and  shareholders with respect to all transactions  referred to in such minutes  accurately in all material respects.

            3.  REPRESENTATIONS  AND WARRANTIES OF THE PURCHASER.  The Purchaser
hereby represents and warrants to the Company that:

               3.1. AUTHORIZATION. The Purchaser has full power and authority to enter into the Agreements.  The  Agreements,  when executed and delivered by the
Purchaser,  will  constitute  valid  and  legally  binding  obligations  of  the
Purchaser,  enforceable in accordance with their terms, except (a) as limited by
applicable  bankruptcy,  insolvency,   reorganization,   moratorium,  fraudulent
conveyance,  and other similar laws of general application affecting enforcement

                                       10

of  creditors'  rights  generally,  and  as  limited  by  laws  relating  to the availability of a specific  performance,  injunctive  relief, or other equitable remedies,  or (b) to the extent the indemnification  provisions contained in the
Investor  Rights  Agreement  may be  limited  by  applicable  federal  or  state securities laws.

               3.2.  PURCHASE  ENTIRELY FOR OWN ACCOUNT.  This Agreement is made with the  Purchaser  in  reliance  upon the  Purchaser's  representation  to the
Company,  which by the Purchaser's  execution of this  Agreement,  the Purchaser hereby confirms,  that the Datatec Stock to be acquired by the Purchaser will be acquired for investment  for the  Purchaser's  own account,  not as a nominee or agent,  and not with a view to the resale or  distribution  of any part  thereof otherwise than in compliance with all applicable  securities  laws. By executing this  Agreement,  the Purchaser  further  represents that the Purchaser does not presently  have any contract,  undertaking,  agreement or  arrangement  with any person to sell or transfer to such person or to any third  person,  with respect to any of the Datatec Stock.  The Purchaser has not been formed for the specific purpose of acquiring the Datatec Stock.

               3.3.  DISCLOSURE  OF  INFORMATION.   The  Purchaser  has  had  an
opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Datatec Stock with the Company's management and has had an opportunity  to review the Company's  facilities.  The
Purchaser  understands that such  discussions and any other written  information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business which it believes to be material;  provided,  however, that  nothing in this  paragraph  shall  affect or limit the  representation  or warranties made by the Company in Section 2.

               3.4. TITLE. The Purchaser has good and valid title to the eDeploy
Stock, and at the Closing, subject to the terms of the Agreements, the Purchaser will  deliver the  eDeploy  Stock to the  Company,  free and clear of any liens, encumbrances or other restrictions  (other than those imposed by the Subsidiary)
arising out of the Purchaser's ownership thereof.

               3.5. LEGENDS.  The Purchaser  understands that the Datatec Stock, and any securities  issued in respect of or exchanged for the Datatec Stock, may bear one or all of the following legends:

               (a) "THE SHARES  REPRESENTED  BY THIS  CERTIFICATE  HAVE NOT BEEN
REGISTERED  UNDER THE SECURITIES ACT OF 1933. NO SALE OR  DISTRIBUTION  OF THESE
SHARES MAY BE  EFFECTED  WITHOUT AN  EFFECTIVE  REGISTRATION  STATEMENT  RELATED
THERETO  OR AN  OPINION OF  COUNSEL  IN A FORM  REASONABLY  SATISFACTORY  TO THE
COMPANY THAT SUCH  REGISTRATION  IS NOT  REQUIRED  UNDER THE  SECURITIES  ACT OF
1933."

               (b) Any legend  required by the Blue Sky laws of any state to the extent such laws are applicable to the shares  represented by the certificate so legended.

               3.6. ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated  under the  Securities Act and has  substantial  experience in evaluating and investing in  transactions of

                                       11

this type and,  as such,  is capable of  evaluating  the merits and risks of its investment in the Company.

            4.  CONDITIONS  OF  THE  PURCHASER'S  OBLIGATIONS  AT  CLOSING.  The
obligations  of the Purchaser to the Company under this Agreement are subject to the fulfillment,  on or before the Closing, of each of the following conditions, unless otherwise waived by the Purchaser:

               4.1.  REPRESENTATIONS  AND WARRANTIES.  The  representations  and warranties  of the Company  contained  in Section 2 shall be true and correct in all  material  respects on and as of the Closing  with the same effect as though such  representations  and warranties had been made on and as of the date of the
Closing.

               4.2.  PERFORMANCE.  The Company shall have performed and complied with all covenants,  agreements,  obligations  and conditions  contained in this
Agreement  that are required to be performed or complied with by it on or before the Closing.

               4.3. COMPLIANCE  CERTIFICATE.  The President of the Company shall deliver  to the  Purchaser  at the  Closing a  certificate  certifying  that the conditions  specified in Sections 4.1 and 4.2 have been fulfilled.

               4.4. QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are  required in  connection  with the  issuance  and sale of the
Datatec Stock pursuant to this  Agreement  shall be obtained and effective as of the Closing.

               4.5.  OPINION  OF  COMPANY  COUNSEL.  The  Purchaser  shall  have received  from Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP counsel for the
Company,  an opinion,  dated as of the  Closing,  in  substantially  the form of
Exhibit C.

               4.6.  NASDAQ  LISTING.  The Common Stock of the Company  shall be listed and registered for trading on the NASDAQ  National  Market (the "National
Market"),  and trading in the Common  Stock of the  Company  shall not have been halted or suspended for any reason.

               4.7.  INVESTOR  RIGHTS  AGREEMENT.  The Company and the Purchaser
shall have executed and delivered the Investor Rights Agreement.

               4.8. GOOD STANDING CERTIFICATE.  The Company shall have delivered to the  Purchaser at the Closing a  certificate  certified  by the  Secretary of
State of the State of Delaware, indicating that the Company is in good standing.

            5.  CONDITIONS  OF  THE  COMPANY'S   OBLIGATIONS  AT  CLOSING.   The
obligations of the Company to the Purchaser  under this Agreement are subject to the fulfillment,  on or before the Closing, of each of the following conditions, unless otherwise waived:

               5.1.  REPRESENTATIONS  AND WARRANTIES.  The  representations  and warranties of Purchaser  contained in Section 3 shall be true and correct on and as of the  Closing  with the same  effect as  though  such  representations  and warranties had been made on and as of the Closing.

                                       12

               5.2.  PERFORMANCE.  All  covenants,   agreements  and  conditions
contained in this  Agreement to be performed by the Purchaser on or prior to the
Closing shall have been performed or complied with in all material respects.

               5.3. QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection  with the lawful  issuance and sale of the Datatec Stock pursuant to this Agreement  shall be obtained and effective as of the Closing.

            6. CERTAIN POST-CLOSING COVENANTS.

               6.1.  PRESERVATION  OF EDEPLOY  CAPITAL  STRUCTURE AND OWNERSHIP.
During the 12 month period following the Closing (the "Contingency Period"), the
Company shall not, and shall not permit the  Subsidiary to, take any action that would  result in (a) the  Subsidiary  ceasing to exist as a  separate  corporate entity in good standing under the laws of the State of Delaware,  (b) any change in the authorized  capital of the Subsidiary,  (c) any increase in the number of issued and  outstanding  shares of any class or series of  capital  stock of the
Subsidiary  otherwise  than  pursuant to the terms of options  granted under the
eDeploy Stock Plan that are outstanding as of the date hereof or options granted under the eDeploy Stock Plan after the date hereof  pursuant to the terms of the
eDeploy Stock Plan as in effect on the date hereof, (d) the Subsidiary  selling, leasing or otherwise  disposing of all or substantially  all of its assets,  (e)
the liquidation, dissolution or winding up of the Subsidiary, or (f) the Company ceasing to own any of the  shares of Common  Stock of the  Subsidiary  presently owned by the Company or any of the eDeploy Stock, free and clear, in the case of the eDeploy Stock, of all liens,  pledges,  security interests,  rights of first refusal or other encumbrances of any kind; provided, however, that the provision of this Section 6.1 shall not prohibit (i) an  underwritten  public  offering of shares of Common Stock of the Subsidiary  pursuant to an effective  registration statement  under the Securities Act (an "IPO"),  (ii) the sale by the Subsidiary to a third party that is not an affiliate or associate of either the  Subsidiary or the Company of all or  substantially  all of the assets of the  Subsidiary in exchange for cash, securities or other marketable property (an "Asset Sale"), or
(iii) the sale by the  Company  to a third  party  that is not an  affiliate  or associate of the Company of all of its equity  interests in the  Subsidiary  (by means of a stock sale or merger or otherwise)  in exchange for cash,  securities or other marketable property (a "Stock Sale").

               6.2. NOTICES TO THE PURCHASER.

               (a) If the  Subsidiary  or the Company  enters into a  definitive agreement  during the  Contingency  Period  providing for an IPO,  Asset Sale or
Stock Sale,  the Company shall cause a true,  correct and complete copy thereof, together with all such other documents and information  possessed by the Company or subject to its control  (including  any  prospectus,  offering  memorandum or other disclosure document prepared in connection with such transaction) that the
Company reasonably  believes would be material to a decision by the Purchaser of whether to  exercise  its rights  under  Section  6.3,  to be  delivered  to the
Purchaser as promptly as practicable and shall thereafter, until the earliest of
(a) the period beginning upon consummation of such IPO, Asset Sale or Stock Sale and  ending  on the  60th  day  thereafter  (the  "Exercise  Period"),  (b)  the termination of such definitive agreement and abandonment of such IPO, Asset Sale or Stock Sale, and (c) the delivery by the Purchaser to the Company of a written

                                       13

notice  stating  that the  Purchaser  is waiving its rights  under  Section 6.3, supplement  and  update  such  documentation  and  information  as  promptly  as practicable  to reflect any  subsequent  amendments  or other  material  events, circumstances or developments.

               (b) If the Common  Stock of the  Company  ceases to be listed for trading on the National Market during the Contingency Period (any such cessation being a "Delisting Event"),  the Company shall give the Purchaser prompt written notice thereof. The period commencing on the date of such delivery and ending on the 60th day  thereafter  is  referred  to  herein  as the  "Delisting  Exercise
Period."

               6.3. OPTION OF THE PURCHASER. The Purchaser shall have the right, exercisable by delivery to the Company at any time during the Exercise Period or the Delisting  Exercise  Period,  as  applicable,  of a notice  stating that the
Purchaser is exercising such right (an "Exercise Notice"):

               (a) in the case of an IPO,  to  purchase  from the Company or the
Subsidiary  (as elected by the Company),  in exchange for the Datatec  Stock,  a number of shares of Common Stock of the Subsidiary equal to the number of shares thereof into which the eDeploy Stock was  convertible  immediately  prior to the
IPO;

               (b)  in  the  case  of  an  Asset  Sale,  to  purchase  from  the
Subsidiary,  in exchange for the Datatec Stock,  a portion of the  consideration received or receivable by the Subsidiary in connection with the Asset Sale equal to a fraction,  the numerator of which shall be equal to the number of shares of
Common  Stock of the  Subsidiary  into which the eDeploy  Stock was  convertible pursuant to the terms of the  Subsidiary's  certificate of  incorporation  as of immediately  prior to the Asset Sale and the denominator of which shall be equal to the sum, without duplication,  of the number of shares of Common Stock of the
Subsidiary  outstanding  immediately  prior to the Asset  Sale and the number of shares of Common  Stock of the  Subsidiary  included  in the  numerator  of such fraction;

               (c) in the case of a Stock Sale, to purchase from the Company, in exchange  for the  Datatec  Stock,  a portion of the  consideration  received or receivable by the Company in connection with the Stock Sale equal to a fraction, the numerator of which shall be equal to the number of shares of Common Stock of the  Subsidiary  into which the eDeploy  Stock was  convertible  pursuant to the terms of the Subsidiary's  certificate of incorporation as of immediately  prior to the  Stock  Sale  and the  denominator  of  which  shall be equal to the sum, without  duplication,  of the number of shares of Common Stock of the Subsidiary outstanding  immediately  prior to the  Stock  Sale and the  number of shares of
Common Stock of the Subsidiary included in the numerator of such fraction; and

               (d) in the  case of a  Delisting  Event,  to  purchase  from  the
Company, in exchange for the Datatec Stock, the eDeploy Stock.

The rights of the  Purchaser  under this Section 6.3 shall be  exercisable  only with  respect to all of the Datatec  Stock held by  Purchaser at the time of the
IPO,  Asset Sale,  Stock Sale or the Delisting  Event as the case may be. In the event that  Purchaser  has sold a portion of its  Datatec  Stock,  the number of

                                       14

shares of Datatec  Stock to be  delivered  by the  Purchaser,  and the number or amount of shares of other  consideration  to be  received  by the  Purchaser  in exchange therefor, shall be proportionately reduced.

               6.4.  CONSUMMATION  OF  TRANSACTION.  Upon  the  delivery  by the
Purchaser to the Company of an Exercise  Notice,  the  Purchaser and the Company
shall (and the Company shall cause the Subsidiary  to) (a) promptly  prepare and enter into definitive  documentation providing for the transaction  contemplated by such Exercise Notice,  which documentation shall be in substantially the form of this Agreement,  except to the extent that the identity or characteristics of the parties thereto and/or the particulars of the transaction to be provided for therein make it necessary and appropriate to deviate from such form and (b) take all such other  actions as may be necessary or  appropriate  to  consummate  the
transactions   contemplated   by  the  Exercise  Notice  as   expeditiously   as
practicable.

               6.5. REGISTRATION RIGHTS.

               (a) If the  Purchaser  delivers an Exercise  Notice in connection with an IPO, upon the  consummation  of the  transactions  contemplated  by such
Exercise Notice,  the Purchaser and the Subsidiary shall enter into an agreement in  substantially  the form of the Investor  Rights  Agreement,  dated April 18,
2000, by and between the  Subsidiary  and the Purchaser  (the "eDeploy  Investor
Rights  Agreement"),  providing  the  Purchaser  with  registration  rights with respect  to the  shares  of  Common  Stock  of the  Subsidiary  acquired  by the
Purchaser in such transaction.

               (b) If the  Purchaser  delivers an Exercise  Notice in connection with an  Asset  Sale or a Stock  Sale,  and the  consideration  received  by the
Subsidiary or the Company,  as the case may be, therein  consists in whole or in part of securities,  upon the consummation of the  transactions  contemplated by such Exercise Notice,  the Subsidiary or the Company,  as the case may be, shall assign to the Purchaser any registration rights that it may have with respect to the securities acquired by the Purchaser in such transaction.

               (c) At the Closing,  Purchaser  shall assign its rights under the
eDeploy  Investor Rights  Agreement to the Company.  In the event that Purchaser exercises  its rights under Section 6.3 of this  Agreement in connection  with a
Delisting  Event, the Company shall assign its rights under the eDeploy Investor
Rights Agreement to Purchaser.

               6.6. NO IMPAIRMENT.

               (a) The Company will not, and will cause the  Subsidiary  not to,
through  any  reorganization,   transfer  of  assets,   consolidation,   merger,
dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the  observance or  performance of any of the terms to be observed or performed hereunder by the Company or the Subsidiary, and, but will, and will cause the  Subsidiary  to, at all times in good faith assist in the carrying out of all the  provisions of this Section 6 and in the taking of all such action as may be necessary or  appropriate in order to protect the rights of the Purchaser hereunder against impairment.

               (b) Without  limiting the  generality  or effect of the preceding provisions of this Section 6.6, during the Contingency Period, the Company shall
(i) take all  necessary  action to prevent  the  Subsidiary  from  amending  its

                                       15

Certificate of  Incorporation  (whether by merger or otherwise) in a manner that would  adversely  affect the rights,  privileges,  preferences  or powers of the
eDeploy Stock unless Purchaser has consented in writing to such amendments, (ii)
not convert the eDeploy Stock into shares of common stock of the  Subsidiary and
(iii)  not agree to any  amendment  or waiver  of the  eDeploy  Investor  Rights
Agreement unless the Purchaser shall have consented in writing to such amendment or waiver.

               (c) The  provisions  of this Section 6 are intended to provide to the Purchaser  economic rights in the event of an IPO, Asset Sale, Stock Sale or
Delisting  Event  comparable  to those  that  the  Purchaser  would  have if the transactions  contemplated by this Agreement had never occurred and, in the case of an IPO,  Asset Sale or Stock Sale,  the  Purchaser  had converted the eDeploy
Stock into Common Stock of the  Subsidiary  in connection  with such IPO,  Asset
Sale or Stock Sale and, in the case of an Asset Sale or Stock Sale, had received its  pro  rata  share  of  the  consideration  paid  by  the  acquiror  in  such transaction.  The  provisions  of this Section 6 shall be  construed  broadly to fully effectuate the purposes and intent hereof and to fully preserve the rights of the Purchaser hereunder.

            7. MISCELLANEOUS.

               7.1. TRANSFER;  SUCCESSORS AND ASSIGNS.  The terms and conditions of this  Agreement  shall  inure  to the  benefit  of and be  binding  upon  the respective  successors and assigns of the parties (including  transferees of any
Stock).  Nothing in this  Agreement,  express or implied,  is intended to confer upon any party other than the parties hereto or their respective  successors and assigns any rights, remedies,  obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               7.2.  GOVERNING LAW. This Agreement and all acts and transactions pursuant  hereto and the rights and  obligations  of the parties hereto shall be governed,  construed and interpreted in accordance with the laws of the State of
California, without giving effect to principles of conflicts of law.

               7.3. FURTHER  ASSURANCES.  At any time or from time to time after the Closing,  each party shall, at the other party's request and without further consideration,  take such other actions as the  requesting  party may reasonably request and execute and deliver to the requesting  party such other  instruments in order  effectively  to implement  and effect the  agreements,  covenants  and transactions provided for herein, including,  without limitation, the provisions of Section 6 hereof.

               7.4. COUNTERPARTS.  This Agreement may be executed in two or more counterparts,  each of  which  shall  be  deemed  an  original  and all of which together shall constitute one instrument.

               7.5. TITLES AND SUBTITLES.  The titles and subtitles used in this
Agreement  are  used  for  convenience  only  and  are not to be  considered  in construing or interpreting this Agreement.

                                       16

               7.6. NOTICES.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or 48 hours after being deposited in the U.S. mail, as certified or registered  mail, with postage prepaid,  addressed to the party to be notified at such  party's  address as set forth below:

                   i)   If to the Company to:

                        Datatec Systems, Inc.
                        23 Madison Road
                        Fairfield, New Jersey 07004
                        Attention: Chief Financial Officer

                        (with a copy to:)
                        Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        505 Park Avenue
                        New York, NY 10022
                        Attention: Robert H. Friedman
                        Fax: (212) 935-1787
                        Tel: (212) 753-7200

                  ii)   If to the Purchaser to:

                        Cisco Systems, Inc.
                        170 Tasman Drive
                        San Jose, CA 95134-1706
                        Attention: Senior VP, Corporate Affairs

                        (with a copy to:)
                        Brobeck, Phleger & Harrison LLP
                        Two Embarcadero Place
                        2200 Geng Road
                        Palo Alto, CA 94303
                        Attention:  Mark E. Betzen
                        Fax: (650) 496-2755
                        Tel: (650) 496-2687

or to such other  address as any party hereto may designate for itself by notice given as herein provided.

               7.7.  FINDER'S FEE. Each party  represents that it neither is nor will be obligated for any finder's fee or  commission  in  connection  with this transaction.  The Purchaser agrees to indemnify and to hold harmless the Company from any  liability  for any  commission  or  compensation  in the  nature  of a finder's fee (and the costs and expenses of defending  against such liability or

                                       17

asserted  liability) for which Purchaser or any of its officers,  employees,  or representatives  is  responsible.  The  Company  agrees  to  indemnify  and hold harmless  Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and  expenses of defending  against such liability or asserted  liability)  for which the Company or any of its officers, employees or representatives is responsible.

               7.8. FEES AND EXPENSES.  The Company and the Purchaser shall each bear their own fees and expenses incurred with respect to this Agreement and the transactions  contemplated  hereby  provided,  however,  in the  event  that the transactions  contemplated by this Agreement are consummated,  the Company shall
pay  the  Purchaser  an  amount  not  to  exceed   $20,000  at  the  Closing  as
reimbursement  for all or a portion of its reasonable fees and expenses incurred in connection with the transaction.

               7.9.  ATTORNEY'S  FEES.  If  any  action  at  law  or  in  equity
(including arbitration) is necessary to enforce or interpret the terms of any of the Agreements,  the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               7.10.  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended or waived only  pursuant to a written  instrument  signed by each of the parties hereto.

               7.11.  SEVERABILITY.  If one or more provisions of this Agreement are  held to be  unenforceable  under  applicable  law,  the  parties  agree  to renegotiate  such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision,  then
(a) such provision shall be excluded from this Agreement, (b) the balance of the
Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

               7.12.  DELAYS OR OMISSIONS.  No delay or omission to exercise any right,  power or remedy  accruing  to any party under this  Agreement,  upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such  non-breaching or non-defaulting  party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein,  or of or in any similar breach or default  thereafter  occurring;  nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default  theretofore  or  thereafter  occurring.  Any waiver,  permit, consent or  approval  of any kind or  character  on the part of any party of any breach or default under this  Agreement,  or any waiver on the part of any party of any provisions or conditions of this Agreement,  must be in writing and shall be effective  only to the extent  specifically  set forth in such  writing.  All remedies,  either under this  Agreement  or by law or otherwise  afforded to any party, shall be cumulative and not alternative.

               7.13.  ENTIRE  AGREEMENT.   This  Agreement,  and  the  documents
referred to herein  constitute the entire  agreement  between the parties hereto pertaining to the subject matter  hereof,  and any and all other written or oral agreements  relating to the subject matter hereof  existing  between the parties hereto are expressly canceled.

               7.14.  CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN  QUALIFIED WITH THE  COMMISSIONER
OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR
THE PAYMENT OR RECEIPT OF ANY PART OF THE  CONSIDERATION  THEREFOR  PRIOR TO THE

                                       18

QUALIFICATION  IS  UNLAWFUL,  UNLESS THE SALE OF  SECURITIES  IS EXEMPT FROM THE
QUALIFICATION  BY SECTION 25100,  25102 OR 25105 OF THE CALIFORNIA  CORPORATIONS
CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON
THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

               7.15.  PUBLIC  DISCLOSURE.  The Company shall not use Purchaser's name or refer to Purchaser directly or indirectly in connection with Purchaser's relationship with the Company in any advertisement, news release or professional or trade publication,  or in any other public manner,  unless otherwise required by law, or the rules,  regulations or other requirements of Nasdaq or such other exchange that the Datatec Common Stock is listed under or with Purchaser's prior written consent (which consent may be withheld at Purchaser's sole  discretion).
If the Company believes public  disclosure of Purchaser's  relationship with the
Company is required by law, or the rules,  regulations or other  requirements of
Nasdaq or such other  exchange,  it shall at a reasonable time before making any such disclosure (including,  without limitation, filing any document or material with the Securities and Exchange  Commission,  or any other competent regulatory authority,  which  contains a reference to  Purchaser),  consult with  Purchaser regarding such  disclosure,  revise such  disclosure as reasonably  requested by
Purchaser,  and if available,  seek confidential  treatment for such portions of such disclosure as may be reasonably requested by Purchaser.

                            [SIGNATURE PAGES FOLLOW]

                                       19

            The parties have  executed this Stock  Purchase  Agreement as of the date first written above.

                                       COMPANY:

                                       DATATEC SYSTEMS, INC.

                                       By: /s/ Isaac Gaon
                                           -------------------------------------

                                       Name:  Isaac J. Gaon
                                            ------------------------------------
                                                    (print)

                                       Title:   Chairman & CEO
                                              ----------------------------------

                                       PURCHASER:

                                       CISCO SYSTEMS, INC.

                                       By: /s/ Daniel Scheinman
                                           -------------------------------------

                                       Name:  Daniel Scheinman
                                              ----------------------------------
                                                     (print)

                                       Title: Sr. VP & Assistant Secretary
                                              ----------------------------------

                                       Address: 170 West Tasman, San Jose, CA
                                                --------------------------------

                                       20

EXHIBITS

       Exhibit A - Schedule of Exceptions to Representations and Warranties

       Exhibit B - Form of Investor Rights Agreement

       Exhibit C - Form of Legal Opinion of Olshan Grundman Frome Rosenzweig &
                   Wolosky LLP

                                    EXHIBIT A

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

            The following  Schedules set forth exceptions to the representations and warranties of Datatec  Systems,  Inc. (the "Company") set forth in Section 2 of the Stock Purchase  Agreement dated as of November 2, 2001 (the "Agreement"), to which these  Schedules  are an exhibit.  Terms used herein and not  otherwise defined  shall  have  the  respective  meanings  ascribed  to such  terms in the
Agreement.  Each  exception  applies to each  section of the  Agreement,  and is deemed to be included in each  Schedule,  to which it  pertains,  whether or not such exception is listed on such Schedule or referred to in such section.

                          SCHEDULE 2.2 - CAPITALIZATION

(c)         Does not include (i) 857,097  shares of Common  Stock  reserved  for issuance  upon  exercise  of options  that have or may be granted to employees,  directors  and  consultants  of the  Company  under  the
            Company's 1990 Stock Option Plan,  (ii) 9,000 shares of Common Stock reserved for issuance  upon  exercise of options that have or may be granted to  consultants  of the  Company  under the  Company's  1993
            Consultant  Stock Option Plan,  (iii) 428,000 shares of Common Stock reserved for issuance  upon  exercise of options that have or may be granted  to  directors  of the  Company  under  the  Company's  1995
            Director's  Option  Plan,  (iv)  1,101,004  shares of  Common  Stock reserved for issuance  upon  exercise of options that have or may be granted  to  employees  and  consultants  of the  Company  under the
            Company's  1996  Employee and  Consultant  Stock  Option  Plan,  (v)
            550,000  shares of Common Stock  reserved for issuance upon exercise of options that have or may be granted to  executives of the Company under the Company's Senior Executive Stock Option Plan, (vi) 106,740
            shares of Common  Stock  reserved  for  issuance  upon  exercise  of options  that have or may be granted  to  employees  of the  Company under the Company's 1996 Stock Option Conversion Plan, (vii) 921,726
            shares of Common  Stock that have been  issued or are  reserved  for issuance to employees of the Company  under the  Company's  Employee
            Stock Purchase Plan,  (viii) 465,872 shares of Common Stock reserved for issuance upon exercise of options that have or may be granted to employees  not pursuant to any formal plan,  (ix) 600,000  shares of
            Common  Stock   reserved  for  issuance  upon  exercise  of  certain
            outstanding  warrants,  and (x)  rights  issued to  shareholders  of record as of March 9, 1998 under the Company's  shareholders  rights plan to purchase from the Company one-hundredth of a share of Series
            D  Preferred  Stock (the  "Rights").  None of the  Rights  have been exercised, or, to the Company's knowledge, are exercisable under the terms of the shareholders rights plan.

                           SCHEDULE 2.3 - SUBSIDIARIES

SUBSIDIARIES OF THE COMPANY                        PERCENTAGE OWNED
---------------------------                        ----------------

Datatec Industries, Inc.                           100%
HH Communications of Illinois, Inc.                100%
eDeploy.com, Inc.                                  100%

                            SCHEDULE 2.7 - LITIGATION

PETsMART LITIGATION

On September 22, 2000, PETSsMART, Inc., a customer of the Company ("Plaintiff"), filed a lawsuit in the Superior Court of the State of Arizona,  Maricopa County,
against  the Company  alleging  breach of  contract,  breach of covenant of good faith and fair dealing, and negligence in connection with the Company's contract to install and implement  Plaintiff's  point of sale system (the "POS Rollout").
Plaintiff alleges that the Company's  performance of the POS Rollout resulted in significant financial and operational hardship to Plaintiff and that as a result of the Company's deficient  performance,  Plaintiff was forced to retain another company to assist with the POS Rollout at an  additional  cost of  approximately
$1.45 million above the $3.3 million contract price charged by the Company.  For each  of  the  claims  being  made  against  the  Company,  Plaintiff  asks  for compensatory  damages  in an amount to be proven at trial,  attorneys'  fees and expenses,  and pre- and post-judgment interest on the awarded sum at the highest rate permitted by law. The action is in the early stages of discovery and a jury trial date has been set for October 1, 2002.

                         2.12 - NO CONFLICT OF INTEREST

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS WHO ARE ALSO DIRECTORS

            EMPLOYMENT AGREEMENT WITH ISAAC GAON

            Isaac Gaon is  employed as the  Company's  Chairman of the Board and
            Chief Executive Officer pursuant to an employment agreement dated as of May 1, 2000,  for a term ending on April 30, 2003.  The agreement provides  for an initial  base  salary of  $350,000  which  shall be increased  annually by a percentage equal to the percentage by which the Consumer Price Index for Urban  Borrowers and Clerical  Workers:
            New York,  N.Y.-Northeastern  New Jersey  shall have been  increased over the preceding  year.  The agreement also provides for incentive compensation in an amount of up to 25% of the base salary based upon profits, stock market returns and Board discretion.  In the event of his  disability,  Mr. Gaon is to receive the full amount of his base salary for six  months.  Upon a Change of Control of the Company (as defined) that results in Mr. Gaon's removal from the Company's Board of  Directors,  a  significant  change  in  the  conditions  of  his employment  or  other  breach  of the  agreement,  he is to  receive liquidated damages equal to 2.99 times the "base amount," as defined in the United States Internal  Revenue Code of 1986, as amended (the
            "Code"), of his

                                       -2-

            compensation.  Upon early  termination by the Company  without Cause
            (as  defined),  or by Mr.  Gaon with Good Reason (as  defined),  the
            Company is required to pay Mr. Gaon the remainder of the salary owed him for the employment period, but in no event shall such payment be less than  $500,000.  Additionally,  Mr.  Gaon will be  entitled  to undistributed  bonus  payments,  as well as pro-rata unused vacation
            time  payments.   In  addition,   following  a  Change  of  Control,
            termination by the Company without Cause, or termination by Mr. Gaon for Good Reason, the Company is obligated to purchase all Mr. Gaon's stock options,  whether exercisable or not, for a price equal to the difference  between the fair market value of the Common Stock on the date of termination and the exercise price of such options.

            EMPLOYMENT AGREEMENTS WITH DAVID MILCH

            David Milch, a director of the Company, is employed as the Company's
            Executive   Director  -  Office  of  the  Chairman  pursuant  to  an
            employment  agreement  dated October 27, 2000,  for a term ending on
            October 26, 2002.  The agreement  provides for an annual base salary of $125,000 and options to purchase  200,000  shares of Common Stock which were granted on March 7, 2001.  Upon early  termination by the
            Company  without  Cause (as  defined),  or by Mr.  Milch  with "Good
            Reason" (as defined), the Company is required, within thirty days of the  termination,  to pay Mr. Milch an amount equal to the lesser of
            (a) the pro  rata  portion  of his  base  salary  on the  number  of calendar  days  beginning  on the date of  termination  through  and including  December  31,  2002,  and (b)  three  months  of his base salary, and all expense reimbursements due to him.

            David  Milch is also  employed as the  Executive  Director of Global
            Integration  Services,  a division  of the  Company,  pursuant to an employment  agreement  dated October 27, 2000,  for a term ending on
            October 26,  2002.  The  agreement  provides for options to purchase
            200,000 shares of Common Stock which were granted on March 7, 2001.

RETENTION OF OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

Robert H.  Friedman,  a Director of the Company,  is a member of the law firm of
Olshan  Grundman  Frome  Rosenzweig  &  Wolosky LLP, which law firm has been retained by the Company  during the last fiscal  year.  Fees  received  from the
Company  by such firm  during  the last  fiscal  year did not  exceed 5% of such firm's or the Company's revenues.

GUARANTORS AND INDEMNITORS OF INDEBTEDNESS

The Company and HH Communications  of Illinois,  Inc. ("HH") have guaranteed the obligations of Datatec Industries, Inc. ("Datatec Industries"),  pursuant to the terms and conditions of its Inventory and Working  Capital  Financing  Agreement
(the "Credit Facility") with IBM Credit Corporation. Each of the Company, HH and
Datatec  Industries has agreed to indemnify IBM Credit  Corporation  pursuant to the terms and conditions of the Credit Facility.

                                       -3-

CONSULTING AGREEMENT WITH WILLIAM J. ADAMS, JR.

William  J.  Adams,  Jr.,  a  director  of  the  Company,  is the  President  of
WhiteSpace,  Inc.  ("WhiteSpace"),  which company was previously retained by the
Company to provide consulting  services pursuant to an agreement that expired in
January  2001.  To  date,  the  Company  has  only  paid  the  cash  portion  of compensation it was obligated to pay to WhiteSpace  pursuant to the terms of the consulting  agreement.  The  Company  is also  obligated  to pay  WhiteSpace  an aggregate of approximately  $125,000 in eDeploy stock options or cash in lieu of stock options.  However,  WhiteSpace  recently proposed that the Company pay the
$125,000 in cash and/or Common Stock of the Company.

                  SCHEDULE 2.14 - TITLE TO PROPERTY AND ASSETS

CREDIT FACILITY - RIGHTS UNDER UCC

Under the IBM Credit Facility, upon the occurrence and during the continuancy of any Event of Default (as defined)  which has not been  waived,  IBM may exercise all rights and remedies of a secured party under the U.C.C.  The Credit Facility is collateralized by the accounts and assets of the Company and its subsidiaries including the Subsidiary.

                             SCHEDULE 2.16 - CHANGES

(h)         RESIGNATION OF RON MARINO

            On or around August 10, 2001, Ron Marino resigned from his positions as Chief Financial Officer, Secretary and Treasurer of the Company.

                  SCHEDULE 2.20 - LABOR AGREEMENTS AND ACTIONS

LABOR UNIONS

A substantial  portion of the Company's  employees is employed  under  contracts with the International  Brotherhood of Electrical  Workers and the International
Brotherhood of Electrical Workers Local 1430.

COMPENSATION FOLLOWING TERMINATION OF EMPLOYMENT

Pursuant to Isaac  Gaon's  employment  agreement  with the  Company,  upon early termination by the Company without Cause (as defined),  or by Mr. Gaon with Good
Reason (as  defined),  the Company is required to pay Mr. Gaon the  remainder of the  salary  owed him for the  employment  period,  but in no event  shall  such payment  be less than  $500,000.  Additionally,  Mr.  Gaon will be  entitled  to undistributed bonus payments, as well as pro-rata unused vacation time payments.
In  addition,  following a Change of Control (as  defined),  termination  by the
Company without Cause,  or termination by Mr. Gaon for Good Reason,  the Company is obligated to purchase all Mr. Gaon's

                                       -4-

stock options,  whether  exercisable or not, for a price equal to the difference between the fair market value of the Common Stock on the date of termination and the exercise price of such options.

                                       -5-